UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): June 2, 2006 (May 31, 2006)

                                     ------

                            R&G FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   PUERTO RICO
                 (State or other jurisdiction of incorporation)
         001-31381                                       66-0532217
  (Commission File Number)                 (I.R.S. Employer Identification No.)

                            280 JESUS T. PINERO AVE.
                      HATO REY, SAN JUAN, PUERTO RICO 00918
              (Address of principal executive offices and zip code)

                                 (787) 758-2424
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE.
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Effective May 31, 2006, Mr. Ivan Mendez has resigned from his positions as a Director of R&G Financial Corporation (the "Company") and certain of its subsidiaries. Prior to his resignation, Mr. Mendez served as a Director of the Company since December 2004 and was the Chairman of the Risk Management Committee of the Company's Board of Directors. Mr. Mendez was also a Director of R-G Premier Bank of Puerto Rico ("Premier Bank"), a Company subsidiary, and a Director of R-G Crown Bank ("Crown Bank"), a Company subsidiary, and the Chairman of the Risk Management Committee of each of Premier Bank and Crown Bank.

Mr. Mendez has confirmed to the Company that he does not have any disagreement with the Company or its management that has led to his resignation. He has resigned because he has been offered and has accepted an executive position at another financial institution.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          R&G FINANCIAL CORPORATION



Date:  June 2, 2006                       By: /s/ Vicente Gregorio
                                              -----------------------------
                                              Vicente Gregorio
                                              Chief Financial Officer





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